   As filed with the Securities and Exchange Commission on January 24, 1997.

                                                     Registration No.  333-_____

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                             ____________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                              The Securities Act
                              __________________

                             MEDI-JECT CORPORATION
                             ---------------------
            (Exact name of registrant as specified in its charter)

                          Minnesota                                                                         41-1350192
                          ---------                                                                         ----------
(State or other jurisdiction of incorporation or organization)                                 (I.R.S. Employer Identification No.)

                              1840 Berkshire Lane
                         Minneapolis, Minnesota 55441
                         ----------------------------
              (Address of principal executive offices) (Zip code)

                            1993 STOCK OPTION PLAN
                                      AND
                            1996 STOCK OPTION PLAN
                             (Full title of plans)
                            ______________________

                              Franklin Pass, M.D.
                              1840 Berkshire Lane
                         Minneapolis, Minnesota 55441
                         ----------------------------
                    (Name and address of agent for service)
                                (612) 553-1102
                                --------------
         (Telephone number, including area code, of agent for service)
                             ____________________

                                   Copy to:
                                 Amy E. Lange
                             Dorsey & Whitney LLP
                            220 South Sixth Street
                      Minneapolis, Minnesota  55402-1498
                             ____________________

     Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.

                        CALCULATION OF REGISTRATION FEE

                                             Proposed            Proposed
  Title of each class                    Maximum Offering        Maximum
  of Securities to be     Amount to be        Price         Aggregate Offering      Amount of
       registered          registered      per Unit (1)         Price (1)        Registration Fee
-------------------------------------------------------------------------------------------------
  Common Stock
  ($.01 par value)        995,050 (2)         $5.125            $5,099,631            $1,546

(1) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Common Stock as reported by the Nasdaq National Market on January 17, 1997.
(2) 495,050 shares of Common Stock are being registered under the Medi-Ject Corporation 1993 Stock Option Plan and 500,000 shares of Common Stock are being registered under the Medi-Ject Corporation 1996 Stock Option Plan.

                                   PART II.
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

          The following documents, which have been filed by Medi-Ject Corporation (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement, as of their respective dates:

          (1) The Prospectus, dated October 2, 1996, contained in the Company's Registration Statement on Form S-1 (File No. 333-6661);

          (2) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996; and

          (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated August 21, 1996, and any amendment or report filed to update such description filed subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

          The Company's Bylaws and the statutes of the State of Minnesota require the Company to indemnify any director, officer, employee or agent who was or is a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, against certain liabilities and expenses incurred in connection with the action, suit or proceeding, except where such persons have not acted in good faith or did not reasonably believe that the conduct was in the best interests of the Company.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or other persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 8.  Exhibits.
         --------

     4.1 Second Amended and restated Articles of Incorporation of the Company (incorporated by reference to the Company's Registration Statement on Form S-1, dated June 24, 1996 (File No. 333-6661) as amended on August 15, 1996, September 27, 1996 and October 1, 1996)

     4.2 Second Amended and Restated Bylaws of the Company (incorporated by reference to the Company's Registration Statement on Form S-1, dated June 24, 1996 (File No. 333-6661) as amended on August 15, 1996, September 27, 1996 and October 1, 1996)

     5    Opinion of Dorsey & Whitney LLP

     23.1 Consent of KPMG Peat Marwick LLP, independent accountants

     23.2 Consent of Dorsey & Whitney LLP (included in Exhibit 5 above)

     24   Power of Attorney

Item 9.  Undertakings.

A.  Post-Effective Amendments.

          The undersigned issuer hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (a) and (b) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Subsequent Documents Incorporated by Reference.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Claims for Indemnification.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on this 24th day of January, 1997.

                                       Medi-Ject Corporation

                                       By:/s/ Franklin Pass, M.D.
                                          ---------------------------------
                                          Franklin Pass, M.D.
                                          President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date indicated:


Dated:  January 24, 1997



SIGNATURE                         TITLE
---------                         -----

/s/ Franklin Pass, M.D.    President, Chief Executive Officer and Director
-----------------------    (principal executive officer)
Franklin Pass, M.D.

/s/ Mark Derus             Vice President of Finance, Chief Financial
-----------------------    Officer (principal financial and accounting
Mark Derus                 officer)


         *                 Director
-----------------------
Louis Cosentino

         *                 Director
-----------------------
Kenneth Evenstad

         *                 Director
-----------------------
Geoffrey Guy

         *                 Director
----------------------
Norman Jacobs

         *                 Director
----------------------
Fred Shapiro, M.D.

         *                 Director
----------------------
Peter Sjostrand

*By:/s/ Franklin Pass, M.D.
    ------------------------
        Franklin Pass, M.D.,
          Attorney-In-Fact

                                 EXHIBIT INDEX
                                 -------------


Exhibit
Number         Exhibit
------         -------

5              Opinion of Dorsey & Whitney LLP

23.1           Consent of KPMG Peat Marwick LLP, independent accountants

24             Power of Attorney